Exhibit 99.1

FOR IMMEDIATE RELEASE

Starling Oncology Reports Second Quarter 2026 Financial Results and Updates Full-Year 2026 Guidance

CERRITOS, Calif., August 6, 2026 -- Starling Oncology, Inc. (NASDAQ: STLN) (“STLN” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its quarter ended June 30, 2026 and updated it's full-year 2026 guidance.

Recent Operational Highlights

•	Specialty Pharmacy had record Part D fills driving Specialty Pharmacy revenue up 58% in the quarter as compared to prior year same quarter, driven by continued strength in prescription fill volumes as we bring new capitated lives onto the platform, along with the ongoing ramp of our Florida delegated arrangements.
•	Results in the first half of the year have given us the opportunity to raise guidance for revenue and gross profit.

•	Preparing to launch our proprietary provider portal, Starling Nexus, in mid-August which is designed to strengthen provider engagement and drive continued adherence to our clinical pathways, particularly for our network physicians.

•	Achieved exclusivity in California with one of our largest partners across all of their delegated medical groups, a relationship that was previously split with another entity. This added approximately 230,000 capitated lives.

Second Quarter 2026 Financial Highlights

All comparisons are to the quarter ended June 30, 2025 unless otherwise noted

•	Consolidated revenue of $161.3 million increased 34.6% from $119.8 million

•	Gross profit of $27.2 million, increased 55.2%

•	Net loss of $9.8 million compared to net loss of $17.0 million

•	Basic and diluted (loss) earnings per share of $(0.08) compared to $(0.15)

•	Adjusted EBITDA* of positive $229 thousand compared to $(4.1) million

•	Cash and cash equivalents of $41.1 million as of June 30, 2026

*Adjusted EBITDA is a non-GAAP measure and the reconciliation is included in the Financial Information; Non-GAAP Financial Measures section below.

Management Commentary

Daniel Virnich, CEO of Starling, commented, "The second quarter of 2026 was a milestone quarter for our company, with revenue up 35% year over year and Adjusted EBITDA turning positive in Q2. We signed our first delegated contracts outside of Florida, in Nevada and Oregon, and reached an exclusivity agreement with one of our largest partners across California. Both of these achievements will drive robust capitated revenue growth going forward. In mid-August, we are launching our new provider portal, Starling Oncology NexusTM, which we expect will deepen provider engagement and further support adherence to our clinical pathways. Given this momentum, we are raising our full-year outlook, and remain confident in our path to sustained positive Adjusted EBITDA as we move forward as Starling Oncology."

Updated Outlook for Fiscal Year 2026

	2026 Guidance - Previous	2026 Guidance - Updated
Revenue	$630 to $650 million	$650 to $670 million
Gross Profit	$97 to $107 million	$105 to $110 million
Adjusted EBITDA	$0 to $9 million	$2 to $7 million
Free Cash Flow	$5 to $15 million	Unchanged

* The Company uses Adjusted EBITDA, Medical Loss Ratio (MLR), and Free Cash flow, each a non-GAAP measure, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, STLN is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA, MLR and Free Cash flow to net (loss) income and net cash provided by operations, respectively, the most directly comparable GAAP financial measures, without unreasonable efforts due to uncertainties regarding capitated lives, direct costs, taxes, capital expenditures, share-based compensation, change in fair value of liabilities, unrealized (gains) losses on investments, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on STLN’s future GAAP financial results.

The Company expects approximately $150 million in capitated revenue in 2026. The Company also anticipates that Medical Loss Ratio, discussed under “Financial Information; Non-GAAP Financial Measures” below, will be in the range of 80% to 90% in the next twelve months.

Third Quarter of 2026 Outlook

For the third quarter of 2026, we anticipate Adjusted EBITDA of $500 thousand to $1.5 million, as the Company onboards and ramps our Florida delegated lives.

The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating or economic environment, nor does it take into account the impact of STLN's acquisitions, dispositions or financings. STLN's outlook assumes a largely stable global market, which would likely be negatively impacted if recent tariff rate increases and exchange rate changes persist and adversely affect world trade. The outlook information included in this press release represents management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates other than as required by applicable law.

Webcast and Conference Call

STLN will host a conference call on Thursday, August 6, 2026 at 5:30 p.m. (Eastern Time) to discuss second quarter results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-800-225-9448, or for international callers, 1-203-518-9708. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 11161701. The replay will be available until Thursday, August 20, 2026.

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About The Oncology Institute, Inc.

Founded in 2007, Starling Oncology, Inc. (NASDAQ: STLN) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. Formerly known as The Oncology Institute, Starling Oncology offers cutting-edge, evidence-based cancer care to a population of approximately 2.1 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 400 employed and network clinicians and over 100 clinics and network locations of care across five states and growing, Starling Oncology is coordinating cancer care for the better. For more information visit www.starlingoncology.com. Please follow us on LinkedIn, X (formerly Twitter), or Bluesky.

Forward-Looking Statements

This press release includes contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements generally may be identified by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of STLN and are not predictions of actual performance. These forward-looking statements must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of STLN. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2026 full fiscal year outlook and the Q3 2026 outlook with respect to Adjusted EBITDA discussed herein, the outcome of judicial and administrative proceedings to which STLN may become a party or investigations to which STLN may become or is subject that could interrupt or limit STLN’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in STLN’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of a cybersecurity incident affecting a software provider on STLN’s business; and those factors discussed in the documents of STLN has filed, or will file, with the SEC, including the Item 1A. "Risk Factors" section of STLN's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026 and any subsequent filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If these risks materialize or STLN’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that STLN currently is evaluating or does not presently know, or that STLN currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect STLN’s plans or forecasts of future events and views as of the date of this press release. STLN anticipates that subsequent events and developments will cause STLN’s assessments to change. STLN does not undertake any obligation to update any of these forward-looking statements other than as required by applicable law. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements and readers are cautioned to not place undue reliance on these forward looking statements.

Financial Information; Non-GAAP Financial Measures

STLN uses certain financial information and data, such as Adjusted EBITDA, Medical Loss Ratio (MLR), and Free Cash Flow, that have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) when reporting and discussing its financial results. STLN’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with STLN’s financial statements and the related notes thereto.

Medical Loss Ratio (MLR): STLN defines MLR as our total direct costs related to capitated contracts divided by the total capitated revenue.

STLN believes that the use of Medical Loss Ratio (MLR) provides management with an additional tool to assess our operational efficiency and commitment to value, to plan and forecast future periods, and to understand the factors and trends in our premium spending. The MLR is utilized by peers across the health industry, and we believe it is helpful to investors in measuring our financial performance and comparing our performance to other health providers. The principal limitation of MLR is that its calculation, relies on definitions and allocations that require management's judgment and may not capture all nuances of our administrative efficiency or investment in long-term infrastructure. Direct Costs for capitation include clinical payroll, IV drug costs, network medical expense, and medical supplies.

Free Cash Flow: STLN defines Free Cash Flow as net cash flow provided by (used in) operations plus cash paid for interest, less capital expenditures. STLN believes that the use of Free Cash Flow provides management with an additional tool to assess the Company's financial performance, evaluate its ability to generate cash from operations, and plan for future investments and obligations. Free Cash Flow is useful in understanding the cash available for strategic initiatives. We believe that Free Cash Flow is helpful to investors in measuring our financial performance and comparing our performance to our peers. Free Cash Flow has important limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Adjusted EBITDA: STLN defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash add-backs comprised of one-time write-offs and non-cash rent expense , share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

STLN believes that the use of Adjusted EBITDA provides management with an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends. We believe that Adjusted EBITDA is helpful to investors in measuring our financial performance and comparing our performance to our peers. Adjusted EBITDA has important limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

A reconciliation of total direct costs and revenue related to capitated contracts to MLR, net cash flow provided by (used in) operations to Free Cash Flow, and net loss to Adjusted EBITDA, the most comparable GAAP metrics, is set forth below:

Medical Loss Ratio (MLR)

	Three Months Ended June 30,		Change
(dollars in thousands)	2026	2025	$	%

Direct costs - patient services	$56,771	$51,150	$5,621	11.0%
Direct costs - fee-for-service	(32,860)	(37,769)	4,909	(13.0)%
Direct costs - capitated	23,911	13,381	10,530	78.7%

Patient services revenue	58,827	55,891	2,936	5.3%
Fee-for-service revenue	(30,853)	(37,048)	6,195	(16.7)%
Capitated revenue	27,974	18,843	9,131	48.5%

Medical loss ratio related to capitated contracts	85.5%	71.0%	$1,399	14.5%

Free Cash Flow Reconciliation

	Six Months Ended June 30,		Change
(dollars in thousands)	2026	2025	$	%
Net cash and cash equivalents provided by (used in) operating activities	$9,725	$(15,190)	$24,915	164.0%
Cash paid for interest	1,756	2,158	(402)	18.6%
Purchases of property and equipment	(1,950)	(1,536)	(414)	(27.0)%
Free Cash Flow	$9,531	$(14,568)	$24,099	165.4%

Adjusted EBITDA Reconciliation

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2026	2025	$	%	2026	2025	$	%
Net loss	$(9,789)	$(17,009)	$7,220	42.4%	$(12,281)	$(36,594)	$24,313	66.4%
Depreciation and amortization	1,838	1,805	33	1.8%	$3,454	$3,589	(135)	(3.8)%
Interest expense, net	1,859	1,870	(11)	(0.6)%	$3,793	$7,440	(3,647)	(49.0)%
Income tax and other taxes	86	(61)	147	—%	$129	$(61)	190	—%
Non-cash addbacks	(36)	2,222	(2,258)	(101.6)%	$(284)	$2,059	(2,343)	(113.8)%
Share-based compensation	1,070	752	318	42.3%	$2,756	$2,210	546	24.7%
Changes in fair value of liabilities	3,237	4,040	(803)	(19.9)%	(1,927)	7,392	(9,319)	(126.1)%
Unrealized loss on investments	—	—	—	—%	—	6	(6)	(100.0)%
Post-combination compensation expense	—	13	(13)	(100.0)%	—	26	(26)	(100.0)%
Consulting fees	1,814	506	1,308	258.5%	2,087	839	1,248	148.7%
Infrastructure and workforce costs	150	1,771	(1,621)	(91.5)%	64	3,895	(3,831)	(98.4)%
Transaction costs	—	1	(1)	—%	—	1	(1)	(100.0)%
Adjusted EBITDA	$229	$(4,090)	$4,319	105.6%	$(2,209)	$(9,198)	$6,988	76.0%

Key Business Metrics

	Three Months Ended June 30,
(dollars in thousands)	2026	2025
Affiliated and Network Clinics (1)	301	80
Markets	17	20
Lives under value-based contracts (millions)	2.1	1.9

(1)	Number of clinics operated under the STLN PCs, whereby we receive a percentage of revenue under our management services agreements, or MSAs, and are consolidated. Additionally, includes independent oncology practices to which we provide limited management services and have network provider agreements, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)

(in thousands except share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$41,094	$33,565
Accounts receivable, net	66,349	58,998
Other receivables	360	322
Inventories	20,011	16,875
Prepaid expenses and other current assets	1,176	2,987
Total current assets	128,990	112,747
Property and equipment, net	10,583	10,684
Operating right of use assets	21,188	22,374
Intangible assets, net	9,585	11,015
Goodwill	7,230	7,230
Other assets	657	606
Total assets	$178,233	$164,656
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$60,279	$43,167
Current portion of operating lease liabilities	7,225	7,156
Accrued expenses and other current liabilities	27,435	20,639
Total current liabilities	94,939	70,962
Operating lease liabilities	17,384	19,131
Derivative warrant liabilities	89	264
Derivative liabilities	10,838	12,591
Long-term debt, net of unamortized debt issuance costs	79,867	77,400
Other non-current liabilities	30	28
Total liabilities	203,147	180,376
Stockholders’ deficit:
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 102,202,753 and 100,468,979 shares issued and outstanding at June 30, 2026 and 100,596,918 shares issued and 98,863,144 shares outstanding at December 31, 2025	10	10
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 193,507 shares issued and outstanding at June 30, 2026 and 193,507 shares issued and outstanding at December 31, 2025	—	—
Additional paid-in capital	259,795	256,708
Treasury Stock at cost, 1,733,774 shares at June 30, 2026 and December 31, 2025	(1,019)	(1,019)
Accumulated deficit	(283,700)	(271,419)
Total stockholders’ deficit	(24,914)	(15,720)
Total liabilities and stockholders’ deficit	$178,233	$164,656

Consolidated Statements of Operations (Unaudited)

(in thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Patient services	$58,827	$55,891	$117,914	$108,959
Specialty Pharmacy	98,608	62,573	186,149	111,866
Clinical trials & other	3,847	1,338	4,660	3,383
Total operating revenue	161,282	119,802	308,723	224,208
Operating expenses
Direct costs – patient services	56,771	51,150	110,154	98,230
Direct costs – specialty pharmacy	77,346	51,086	148,089	90,949
Direct costs – clinical trials & other	—	65	—	279
Selling, general and administrative expense	29,943	26,907	58,155	52,283
Depreciation and amortization	1,838	1,805	3,454	3,589
Total operating expenses	165,898	131,013	319,852	245,330
Loss from operations	(4,616)	(11,211)	(11,129)	(21,122)
Other non-operating expense (income)
Interest expense, net	1,859	1,870	3,793	7,440
Change in fair value of derivative warrant liabilities	(6)	53	(174)	96
Change in fair value of conversion option derivative liabilities	3,243	3,987	(1,753)	7,296
Other, net	77	19	(714)	771
Total other non-operating expense (income)	5,173	5,929	1,152	15,603
Loss before provision for income taxes	(9,789)	(17,140)	(12,281)	(36,725)
Income tax benefit (expense)	—	131	—	131
Net loss	$(9,789)	$(17,009)	$(12,281)	$(36,594)
Net loss attributable to common stockholders, basic and diluted	$(8,241)	$(13,991)	$(10,330)	$(30,072)
Net loss per share attributable to common stockholders:
Basic	$(0.08)	$(0.15)	$(0.10)	$(0.35)
Diluted	$(0.08)	$(0.15)	$(0.10)	$(0.35)
Weighted-average number of shares outstanding:
Basic	103,031,493	93,203,665	102,419,949	85,195,734
Diluted	103,031,493	93,203,665	102,419,949	85,195,734

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(12,281)	$(36,594)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	3,454	3,589
Amortization of debt issuance costs and debt discount	2,467	6,003
Write-off of assets from clinical trials segment	—	2,398
Share-based compensation	2,756	2,210
Change in fair value of liability classified warrants	(174)	96
Change in fair value of liability classified conversion option derivatives	(1,753)	7,296
Deferred taxes	—	(32)
Loss on disposal of property and equipment	28	—
Changes in operating assets and liabilities:
Accounts receivable	(7,351)	(8,969)
Other receivables	(38)	(228)
Inventories	(3,136)	(5,747)
Prepaid expenses	1,811	1,250
Other assets	(51)	3
Accounts payable	17,112	11,490
Change in operating leases	(492)	(120)
Accrued expenses and other current liabilities	7,353	2,262
Other non-current liabilities	20	(97)
Net cash and cash equivalents provided by (used in) operating activities	9,725	(15,190)
Cash flows from investing activities:
Purchases of property and equipment	(1,950)	(1,536)
Proceeds from asset disposition	—	126
Net cash and cash equivalents used in investing activities	(1,950)	(1,410)
Cash flows from financing activities:
Proceeds from private placement, net of offering costs	—	15,359
Proceeds from employee stock purchase plan	220	—
Payments made for financing of insurance payments	(560)	(456)
Principal payments on long-term debt	—	(20,000)
Principal payments on financing leases	(17)	(20)
Common stock issued for options exercised	111	2,340
Net cash and cash equivalents provided by (used in) financing activities	(246)	(2,777)
Net increase (decrease) in cash and cash equivalents	7,529	(19,377)
Cash and cash equivalents at beginning of period	33,565	49,669
Cash and cash equivalents at end of period	$41,094	$30,292

Contacts

Media

The Oncology Institute, Inc.

Daniel Virnich, MD

danielvirnich@starlingoncology.com

(562) 735-3226 x 81125

Investors

ICR Strategic Communications

investors@icrinc.com